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                                                                  EXHIBIT 23.8

                           CONSENT OF JAMES V. PICKETT


     In reference to the Registration Statement on Form S-1 and the related Prospectus of Karrington Health, Inc. (File No. 333-03491), I hereby consent to the references to me under the caption "MANAGEMENT - Executive Officers and Directors" of such Registration Statement and confirm that I have agreed to join the Board of Directors of Karrington Health, Inc. upon the consummation of the offering contemplated by such Registration Statement. Notwithstanding the foregoing, nothing contained herein shall be construed as an admission that the undersigned is a "person who. . . is named in the registration statement as becoming or about to become a director. . ." for purposes of Section 11(a)(3) of the Securities Act of 1933, as amended.

                                       /s/ JAMES V. PICKETT
                                       --------------------
                                           James V. Pickett

Columbus, Ohio
June 11, 1996